SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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MERCER FUNDS

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mercer FUNDS

Mercer Emerging Markets Equity Fund

99 High Street

Boston, Massachusetts 02110

October 24, 2024

Dear Shareholder:

We are pleased to notify you of a change involving the Mercer Emerging Markets Equity Fund (the “Fund”), a series of Mercer Funds (the “Trust”). Specifically, the Board of Trustees of the Trust (the “Board”) has approved the hiring of BennBridge Ltd (“BennBridge UK”) to serve as a subadviser to the Fund as the successor to BennBridge UK’s affiliate BennBridge US LLC (“BennBridge US”). In conjunction with this appointment and the recently implemented corporate restructuring of BennBridge UK, the Board approved new subadvisory agreements between Mercer Investments LLC, the Fund’s investment adviser (“Mercer” or the “Adviser”), on behalf of the Fund, and BennBridge UK.

BennBridge US had previously served as a subadviser for the Fund since the first quarter of 2021. BennBridge US and BennBridge UK informed Mercer that: (1) BennBridge US was planning to cease its operations and would be assigning all of its client agreements to its affiliate BennBridge UK, which is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “BennBridge Transition”), and (2) BennBridge UK was to then be acquired by Skerryvore AM LLP (the “BennBridge/Skerryvore Acquisition”, and together with the BennBridge Transition, the “BennBridge Transactions”). As a result of the corporate restructuring effectuated pursuant to the BennBridge Transactions, the prior subadvisory agreement between BennBridge US and the Adviser, on behalf of the Fund (the “BennBridge US Subadvisory Agreement”), was terminated and the Board initially approved a new subadvisory agreement (the “Initial BennBridge UK Subadvisory Agreement”) to replace the BennBridge US Subadvisory Agreement, and the Initial BennBridge UK Subadvisory Agreement was then superseded by and replaced with a subsequent subadvisory agreement entered into between Mercer and BennBridge UK effective as of August 1, 2024 upon the closing of the BennBridge/Skerryvore Acquisition (the “Current BennBridge UK Subadvisory Agreement”). The Current BennBridge UK Subadvisory Agreement is substantially similar to the BennBridge US Subadvisory Agreement and the Initial BennBridge UK Subadvisory Agreement in all material respects. The Initial BennBridge UK Subadvisory Agreement and the Current BennBridge UK Subadvisory Agreement are referred to collectively herein as the “BennBridge UK Subadvisory Agreements.”

It is anticipated that these changes will not have any effect on the services provided to the Fund by BennBridge UK, and BennBridge UK will continue to manage the allocated portion of the Fund’s portfolio as BennBridge US had done under the BennBridge US Subadvisory Agreement.

I encourage you to read the attached Information Statement, which provides, among other information, details regarding BennBridge UK and the BennBridge UK Subadvisory Agreements and a discussion of the factors that the Board considered in approving the BennBridge UK Subadvisory Agreements.

Sincerely,

Jennifer Kruse
President and Chief Executive Officer
Mercer Funds
2

MERCER FUNDS

Mercer Emerging Markets Equity Fund

99 High Street

Boston, Massachusetts 02110

Information Statement

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of Mercer Funds (the “Trust”) to inform shareholders of the Mercer Emerging Markets Equity Fund (the “Fund”) about a recent change related to the Fund’s contractual arrangements with BennBridge US LLC (“BennBridge US”), which until recently had served as one of the Fund’s Subadvisers. Specifically, (1) effective as of July 1, 2024, BennBridge US ceased operations and assigned all of its client agreements to its investment advisory affiliate BennBridge Ltd (“BennBridge UK”), which is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “BennBridge Transition”), and (2) BennBridge UK was then subsequently acquired by UK-based investment management firm Skerryvore AM LLP (“Skerryvore”) on August 1, 2024 (the “BennBridge/Skerryvore Acquistion”). The prior subadvisory agreement between BennBridge US and Mercer Investments LLC, the Fund’s investment adviser (“Mercer” or the “Adviser”), on behalf of the Fund, dated February 4, 2021 (the “BennBridge US Subadvisory Agreement”), was therefore terminated as a result of these developments involving BennBridge US and its affiliate BennBridge UK.

The Board approved new subadvisory agreements between BennBridge UK and the Adviser in connection with each of: (1) the BennBridge Transition (the “Initial BennBridge UK Subadvisory Agreement”) and (2) the BennBridge/Skerryvore Acquisition (the “Current BennBridge UK Subadvisory Agreement”). The Initial BennBridge UK Subadvisory Agreement and the Current BennBridge Subadvisory Agreement are referred to collectively herein as the “BennBridge UK Subadvisory Agreements.” The BennBridge UK Subadvisory Agreements were approved by the Board upon the recommendation of Mercer, without shareholder approval, as is permitted by the exemptive order of the SEC, dated December 28, 2005 (the “Exemptive Order”), issued to the Trust and the Adviser.

This Statement is being mailed on or about October 28, 2024 to shareholders of record of the Fund as of September 30, 2024.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

INTRODUCTION

Mercer is the investment adviser to the series of the Trust, including the Fund. The Adviser uses a “manager of managers” approach in managing the assets of the Trust’s series. This approach permits Mercer to hire, terminate, or replace subadvisers that are unaffiliated with the Trust or the Adviser, and to modify material terms and conditions of subadvisory agreements relating to the management of the series. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment adviser (or as a subadviser) to the mutual fund. The Trust and the Adviser have obtained the Exemptive Order, which permits the Trust and the Adviser, subject to certain conditions and approval by the Board, to hire and retain unaffiliated subadvisers and to modify subadvisory arrangements with unaffiliated subadvisers without shareholder approval. Under the Exemptive Order, the Adviser may act as a manager of managers for some or all of the series of the Trust, and the Adviser supervises the provision of portfolio management services to the series by various subadvisers.

The Exemptive Order also allows the Adviser, among other things, to: (i) continue the employment of a current subadviser after events that would otherwise cause an automatic termination of a subadvisory agreement with the subadviser, and (ii) reallocate assets among current or new subadvisers. The Adviser has ultimate responsibility (subject to oversight by the Board) to supervise the subadvisers and recommend the hiring, termination, and replacement of the subadvisers to the Board.

Due to BennBridge US ceasing operations and assigning all of its client agreements to its investment advisory affiliate BennBridge UK, the BennBridge US Subadvisory Agreement was deemed to have been “assigned” for purposes of the 1940 Act. Because the assignment caused the automatic termination of the BennBridge US Subadvisory Agreement, consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or of the Adviser (the “Independent Trustees”), at a Board meeting held on June 26-27, 2024 (the “Meeting”) appointed BennBridge UK to serve as a subadviser to the Fund, and approved the Initial BennBridge UK Subadvisory Agreement between the Adviser, on behalf of the Fund, and BennBridge UK as a result of the completion of the BennBridge Transition effective as of July 1, 2024. In addition, at the Meeting, the Board also approved the Current BennBridge UK Subadvisory Agreement between the Adviser and BennBridge UK that became effective upon the closing of the BennBridge/Skerryvore Acquisition which occurred effective as of August 1, 2024.

BennBridge UK is unaffiliated with the Adviser and discharges its responsibilities subject to the oversight and supervision of the Adviser. BennBridge UK is paid by the Adviser and not by the Fund. No increase in the advisory fees paid by the Fund to the Adviser resulted from the appointment of BennBridge UK as a subadviser to the Fund, or from the implementation of the BennBridge UK Subadvisory Agreements.

The Trust and the Adviser have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that, in connection with the hiring of a subadviser, the affected series will notify the shareholders of the series of the changes. This Statement provides such notice of the changes and presents details regarding BennBridge UK and the BennBridge UK Subadvisory Agreements.

THE ADVISER

The Adviser, a Delaware limited liability company located at 99 High Street, Boston, Massachusetts 02110, serves as the investment adviser to the Fund. The Adviser is an indirect, wholly owned subsidiary of Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036. The Adviser is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Adviser provides investment advisory services to the Fund pursuant to the Investment Management Agreement, dated July 1, 2014, between the Trust and the Adviser, as amended from time to time (the “Management Agreement”). The Trust employs the Adviser generally to manage the investment and reinvestment of the assets of the Fund. In so doing, the Adviser may hire one or more subadvisers to carry out the investment program of the Fund (subject to the approval of the Board). The Adviser continuously reviews, supervises, and (where appropriate) administers the investment program of the Fund. The Adviser furnishes periodic reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Adviser has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board: (i) sets the Fund’s overall investment strategies; (ii) evaluates, selects, and recommends subadvisers to manage all or a portion of the Fund’s assets; (iii) when appropriate, allocates and reallocates the Fund’s assets among subadvisers; (iv) monitors and evaluates the performance of the Fund’s subadvisers, including the subadvisers’ compliance with the investment objective, policies, and restrictions of the Fund; and (v) implements procedures to ensure that the subadvisers comply with the Fund’s investment objective, policies, and restrictions.

For these services, the Fund pays the Adviser a fee calculated at an annual rate of 0.80% of assets up to $750 million, 0.78% of assets in excess of $750 million up to $1 billion and 0.73% of assets in excess of $1 billion of the Fund’s average daily net assets. The Adviser earned total investment advisory fees of $11,521,319 from the Fund for the fiscal year ended March 31, 2024, prior to: (i) paying the fees of each of the subadvisers to the Fund and (ii) waiving fees in accordance with the terms of a fee waiver arrangement entered into between the Adviser and the Fund pursuant to which the Adviser has agreed to waive any portion of its investment management fee that exceeds the aggregate amount of the subadvisory fees that the Adviser is required to pay to the Fund’s subadvisers for the management of their allocated portions of the Fund (the “Fee Waiver Agreement”). The aggregate compensation paid by the Adviser to all subadvisers to the Fund during the last fiscal year ended March 31, 2024, was $5,666,322, representing 0.38% of the Fund’s average net assets during that period, resulting in the Adviser receiving net investment advisory fees of $5,854,997, all of which the Adviser waived pursuant to the terms of the Fee Waiver Agreement. The Fund did not make any payments to any affiliated person of BennBridge UK during the fiscal year ended March 31, 2024.

Several officers of the Trust are also officers and/or employees of the Adviser. These individuals and their respective positions are: Jennifer Kruse serves as President and Chief Executive Officer of the Trust and as a Partner and the U.S. Outsourced Chief Investment Office (OCIO) Leader for the Adviser; Erin Lefkowitz serves as Vice President of the Trust and as Senior Portfolio Manager of the Adviser; Stephen Gouthro serves as Vice President and Assistant Treasurer of the Trust and as a Partner of the Adviser and Global Chief Operating Officer for the Adviser’s

Investment Solutions business; Barry Vallan serves as Vice President and Assistant Treasurer of the Trust and as a Principal and the Head of Fund Administration at the Adviser; Colin J. Dean serves as Vice President and Assistant Secretary of the Trust and as Chief Counsel and Global Chief Counsel, Investments of the Adviser; Olaolu Aganga serves as Vice President and Chief Investment Officer of the Trust and as a Vice President and Chief Investment Officer, Investments of the Adviser; Caroline Hulme serves as Vice President, Chief Legal Officer and Secretary of the Trust and as Chief Investment Funds and Solutions Counsel, U.S. & Canada for the Adviser; Jeffrey Coleman serves as Vice President, Treasurer and Chief Financial Officer of the Trust and Head of Investment Operations for the Adviser; Larry Vasquez serves as Vice President of the Trust and as Vice President and Portfolio Manager of the Adviser; Nicole Wong serves as Vice President and Chief Compliance Officer of the Trust and as Chief Compliance Officer of Mercer Trust Company LLC; Kenneth Earley serves as Vice President and Assistant Secretary of the Trust and Senior Legal Counsel, Investments at the Adviser; and Sean Chatburn serves as Vice President of the Trust and Principal and Senior Portfolio Manager for the Adviser. The address of each executive officer of the Trust is 99 High Street, Boston, Massachusetts 02110.

None of the officers or Trustees of the Trust are officers, employees, directors and/or shareholders of BennBridge UK.

BennBridge UK

BennBridge UK is located at 45 Charlotte Square, Edinburgh, United Kingdom EG2 4HQ. BennBridge UK, which is organized as a limited company incorporated in the United Kingdom, is a wholly-owned subsidiary of investment firm Skerryvore Asset Management, the trading name of Skerryvore AM LLP, which is also based in Edinburgh, Scotland and is majority owned by its partners. BennBridge UK is registered as an investment adviser under the Advisers Act. The Current BennBridge UK Subadvisory Agreement is dated August 1, 2024.

BennBridge UK was approved by the Board to serve as a subadviser to the Fund at the Meeting. BennBridge UK is not affiliated with the Adviser, and BennBridge UK discharges its responsibilities subject to the oversight and supervision of the Adviser. As indicated above, BennBridge UK is paid by the Adviser and not by the Fund. The fees paid by the Adviser to BennBridge UK depend upon the fee rates negotiated by the Adviser. In accordance with procedures adopted by the Board, a subadviser to the Fund may affect portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable laws.

BennBridge UK does not currently serve as an investment adviser and subadviser for any other registered investment companies which have investment objectives similar to the Fund’s investment objective.

The names and principal occupations of the principal executive officers of BennBridge UK are listed below. The address of each principal executive officer, as it relates to the person’s position with BennBridge UK, is 45 Charlotte Square, Edinburgh, United Kingdom EG2 4HQ.

Name	Principal Occupation
Glen W. Finegan	Chief Investment Officer

Karen M. Lumsden	Chief Operating Officer

Ashleigh L. Simms	Chief Compliance Officer

THE BENNBRIDGE UK SUBADVISORY AGREEMENTS

The BennBridge UK Subadvisory Agreements were approved by the Board at the Meeting, which was called, among other reasons, for the purpose of considering and approving each of the BennBridge UK Subadvisory Agreements. Each of the BennBridge UK Subadvisory Agreements were subject to initial terms of two years. Thereafter, continuance of the BennBridge UK Subadvisory Agreements would require the annual approval of the Board, including a majority of the Independent Trustees. The Current BennBridge UK Subadvisory Agreement provides that it will terminate automatically in the event of its assignment, except as provided otherwise by any rule, exemptive order issued by the SEC, or no-action letter provided or pursuant to the 1940 Act, or upon the termination of the Management Agreement.

The terms of the Current BennBridge UK Subadvisory Agreement are substantially similar to the terms of the BennBridge US Subadvisory Agreement and the Initial BennBridge UK Subadvisory Agreement. The Current BennBridge UK Subadvisory Agreement provides that BennBridge UK, among other duties, will make all investment decisions for BennBridge UK’s allocated portion of the Fund’s investment portfolio. BennBridge UK, subject to the supervision of the Board and the Adviser, conducts an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of BennBridge UK’s allocated portion of the Fund’s assets.

The Current BennBridge UK Subadvisory Agreement provides for BennBridge UK to be compensated based on the average daily net assets of the Fund allocated to BennBridge UK. BennBridge UK is compensated from the fees that the Adviser receives from the Fund. BennBridge UK generally pays all expenses it incurs in connection with its activities under the Current BennBridge UK Subadvisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

The Current BennBridge UK Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or the Adviser, or (ii) BennBridge UK, on not less than ninety (90) days’ written notice to the Adviser and the Trust.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the Meeting, the Adviser recommended the appointment of BennBridge UK, as the successor to its affiliate BennBridge US, to serve as a subadviser to the Fund as a result of the implementation of the BennBridge Transactions. In considering the approval of the BennBridge UK Subadvisory Agreements, the Independent Trustees considered that, in providing advisory services to the Emerging Markets Fund under the BennBridge US Subadvisory Agreement,

BennBridge US had previously utilized the services of BennBridge UK, its affiliate based in the United Kingdom, through a participating affiliate arrangement in accordance with relevant SEC guidance that had allowed BennBridge UK to provide services and investment personnel to BennBridge US and pursuant to which these personnel of BennBridge UK were considered to be “associated persons” of BennBridge US for purposes of the Advisers Act. The Independent Trustees further took into consideration that BennBridge UK in turn had previously been utilizing the services of certain personnel of Skerryvore pursuant to the terms of an “appointed representative” services agreement that had previously been entered into between BennBridge UK and Skerryvore under which certain personnel of Skerryvore had been assigned to work for BennBridge UK under the supervision of BennBridge UK, and these Skerryvore personnel were each deemed to be “supervised persons” of BennBridge US for purposes of the Advisers Act, including the portfolio managers. The Independent Trustees considered that, following the completion of the BennBridge Transition on July 1, 2024, BennBridge UK would continue to utilize the services of certain personnel of Skerryvore who would continue to be deemed “supervised persons” of BennBridge UK for purposes of the Advisers Act.

At the Meeting, the Board, including a majority of the Independent Trustees, also considered and approved the Current BennBridge UK Subadvisory Agreement to replace the Initial BennBridge UK Subadvisory Agreement that was deemed terminated effective upon the closing of the BennBridge/Skerryvore Acquisition. The Independent Trustees considered that, following the completion of the BennBridge/Skerryvore Acquisition, the Skerryvore personnel utilized to provide advisory services to the Emerging Markets Fund under both the BennBridge US Subadvisory Agreement and the Initial BennBridge UK Subadvisory Agreement would continue to provide such services as personnel of BennBridge UK under the Current BennBridge UK Subadvisory Agreement. The BennBridge/Skerryvore Acquisition was successfully completed and closed effective as of August 1, 2024.

In considering the approval of the BennBridge UK Subadvisory Agreements, the Independent Trustees considered the information and materials furnished by the Adviser. In addition, the Independent Trustees considered presentations made by, and discussions held with, representatives of the Adviser and representatives of BennBridge UK and Skerryvore (together, the “Subadviser”) at the Meeting. In connection with their review of this information, the Independent Trustees considered the answers and responses provided by the Subadviser to the questions and information requests contained in a 15(c) subadviser questionnaire submitted to the Subadviser.

During their review of this information, the Independent Trustees considered the factors they deemed relevant with respect to the Subadviser, including, but not limited to: the nature, extent, and quality of the services that were previously provided to the Emerging Markets Fund by BennBridge US (and that were attributable to the Subadviser) and to be provided to the Fund by the Subadviser following each of the BennBridge Transactions; and BennBridge US’ historical performance record managing its allocated portion of the Fund’s portfolio (which is attributable to Skerryvore). The Independent Trustees also took into consideration the nature and extent of the oversight duties performed by the Adviser in connection with the Subadviser, which includes extensive investment management and compliance due diligence with respect to the management and operations of the Subadviser. Additionally, the Independent Trustees received assistance from, and met separately with, their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to the approvals of advisory agreements.

In consideration of the approval of the BennBridge UK Subadvisory Agreements, the Independent Trustees considered the following factors:

(a) The nature, extent, and quality of the advisory services that were provided by the Subadviser. The Independent Trustees reviewed the nature, extent, and quality of the advisory services that the Subadviser had provided to the Fund under the BennBridge US Subadvisory Agreement and that were proposed to be provided by the Subadviser under the BennBridge UK Subadvisory Agreements. The Independent Trustees considered the Adviser’s active role as a manager of managers, which included, among other items, monitoring and evaluating the performance of BennBridge US and the Subadviser. The Independent Trustees considered the specific investment management process that was employed by BennBridge US (as attributable to the Subadviser) in managing the assets that were allocated to the Subadviser (which had been discussed with the Subadviser previously), as well as the investment management process that would be employed to manage the assets that would be allocated to the Subadviser (which had been discussed with the Subadviser and described in detail in the materials provided by the Adviser and the Subadviser); the qualifications, experience, and capabilities of the Subadviser; certain financial considerations relating to the Subadviser; information regarding legal, regulatory and compliance matters with respect to the Subadviser and the BennBridge Transactions; and information provided regarding the Subadviser’s brokerage practices.

The Independent Trustees also considered the Adviser’s review, selection, and due diligence process previously provided with respect to BennBridge US and as employed by the Adviser in deciding to recommend the Subadviser as a Subadviser to the Fund; the Adviser’s assessment and conclusion as to the nature, extent, and quality of the subadvisory services that were previously provided by BennBridge US (as attributable to the Subadviser) and to be provided by the Subadviser following the BennBridge Transactions; and the Adviser’s recommendation that the BennBridge UK Subadvisory Agreements be approved. The Independent Trustees determined that the Fund would continue to benefit from the quality and experience of the Subadviser’s portfolio managers.

Based on their consideration and review of the foregoing, the Independent Trustees determined that the Fund benefited from the nature, extent, and quality of the subadvisory services that were provided by the Subadviser, and would benefit from the Subadviser’s ability to continue to provide these services, and concluded that such services supported the approval of the BennBridge UK Subadvisory Agreements.

(b) The costs of the services provided and to be provided and the profits realized and to be realized by the Subadviser and its affiliates from the Subadviser’s relationship with the Fund. The Independent Trustees considered the review, selection, and due diligence process employed by the Adviser in deciding to recommend the Subadviser as a Subadviser to the Fund. In that regard, the Independent Trustees took account of the Adviser’s assessment and conclusion that the compensation payable to the Subadviser for its services to the Fund (which was the same as the compensation previously payable to BennBridge US) was competitive, fair and reasonable in light of the nature, extent and quality of the services to be furnished to the Fund. The Independent Trustees considered the Adviser’s recommendation at the Meeting that the

BennBridge UK Subadvisory Agreements be approved, including in light of the fact that the Subadviser’s fees would continue to be indirectly borne by the Fund and its shareholders.

The Independent Trustees considered the expected impact of the subadvisory fees on the Fund’s overall operating expenses, given the Fee Waiver Agreement. In addition, since the fees paid by the Adviser to the Subadviser were the result of arm’s-length bargaining between unaffiliated parties, the relevance of the Subadviser’s profitability was considered by the Independent Trustees in that context. The Independent Trustees also took into account the Adviser’s ongoing monitoring of the appropriateness and competitiveness of the subadvisory fee and fee structure (including as it previously related to BennBridge US) and the Adviser’s assessment that the subadvisory fee rate to be charged by the Subadviser reflected a reasonable fee arrangement. The Independent Trustees also considered the information provided with respect to the Subadviser regarding the fees charged to other comparable clients of the Subadviser.

Based on their consideration and review of the foregoing, the Independent Trustees concluded that, in light of the nature, extent and quality of the subadvisory services previously provided and proposed to be provided by the Subadviser, the information provided regarding the fees to be paid to the Subadviser with respect to the Fund assets that would be allocated to the Subadviser supported the approval of the BennBridge UK Subadvisory Agreements.

(c) Ancillary Benefits. The Independent Trustees considered whether there were any ancillary or “fall-out” benefits that may accrue to the Subadviser as a result of its current and proposed relationship with the Fund. As part of their review, the Independent Trustees noted that the Subadviser may experience benefits due to its relationship with the Fund, which include reputational and marketing benefits, and that the Subadviser also may experience certain economies of scale in connection with the strategy employed for the Fund (with respect to the Fund and other clients utilizing the same strategy) to the extent that strategy assets grow as a result of the Subadviser’s relationship with the Fund.

The Independent Trustees took into account the foregoing potential benefits that would accrue to the Subadviser by virtue of its relationship with the Fund in determining to approve the BennBridge UK Subadvisory Agreements.

(d) The extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflected sharing of these economies of scale for the benefit of Fund shareholders. With respect to economies of scale, the Independent Trustees considered the Subadviser’s fee schedule for providing services to the Fund and noted the information provided by the Subadviser indicating that, while the while BennBridge UK Subadvisory Agreements did not include breakpoints that would reduce the Subadviser’s fee as the allocated portion of the Fund managed by the Subadviser increased, the fees to be paid to the Subadviser currently reflect economies of scale and are the result of the Adviser’s ability to negotiate a reduced fee as part of a global fee arrangement in connection with the Subadviser managing assets for the Fund along with other accounts of the Adviser or its affiliates. It was noted that the benefit of such reduced subadvisory fee would indirectly go to the Fund, given the Fee Waiver Agreement.

(e) The investment performance of the Fund and the Subadviser. The Independent Trustees considered the performance of the Subadviser (which is attributable to Skerryvore), the Adviser’s explanations with respect to the role of the Subadviser’s investment strategy in supporting the Fund’s multi-manager structure, and the Subadviser’s compliance with the Fund’s relevant investment restrictions and guidelines. The Independent Trustees also considered the Adviser’s conclusions, and the reasons supporting the Adviser’s conclusions, that the performance record of the Subadviser, including on an absolute basis and relative to the Subadviser’s benchmark index over different time periods, supported the approval of the BennBridge UK Subadvisory Agreements.

Conclusion. Following consideration of the foregoing factors, it was reported that no single factor was determinative to the decisions of the Independent Trustees. Based on these factors, along with the determinations of the Adviser at the conclusion of its review and due diligence process and such other matters as were deemed relevant, the Independent Trustees concluded that the approval of the BennBridge UK Subadvisory Agreements was in the best interests of the Fund and its shareholders and the Board, including a majority of the Independent Trustees, approved the BennBridge UK Subadvisory Agreements.

GENERAL INFORMATION

Administrative and Accounting Services

State Street Bank and Trust Company (the “Administrator”), located at 1 Heritage Drive, North Quincy, Massachusetts 02171, serves as the administrator of the Fund. The Administrator performs various services for the Fund, including fund accounting, daily and ongoing maintenance of certain Fund records, calculation of the Fund’s net asset value, and preparation of shareholder reports.

The Adviser provides certain internal administrative services to the Adviser Class, Class I and Class Y-2 shares of the Fund, for which the Adviser is entitled to receive a fee of 0.15% on an annual basis of the average daily net assets of the Adviser Class, Class I, and Class Y-2 shares, respectively. This fee accrues from fees paid under a separate Shareholder Administrative Services Plan adopted to compensate financial intermediaries, including the Adviser, for providing certain non-distribution related shareholder administrative services to Adviser Class, Class I and Class Y-2 shares. The Shareholder Administrative Services Plan provides for payments in an amount, or at a rate, not to exceed 0.25%, 0.25% and 0.15% on an annual basis of the average daily net asset value of the Adviser Class, Class I and Class Y-2 shares, respectively. The Fund paid the Adviser $1,049 for internal administrative services with respect to the Class I share class of the Fund for the period from the commencement of operations of Class I shares on June 27, 2023 to March 31, 2024. The Adviser Class and Class Y-2 share classes of the Fund were not offered during the fiscal year ended March 31, 2024, and as a result the Fund did not pay any fees to the Adviser for internal administrative services with respect to the Adviser Class and Class Y-2 share classes.

Principal Underwriting Arrangements

MGI Funds Distributors, LLC (the “Distributor”), located at Three Canal Plaza, Suite 100, Portland, Maine 04101, is a Delaware limited liability company that is a wholly-owned subsidiary of Foreside Distributors, LLC. The Distributor acts as the principal underwriter of each class of shares of the Fund under a Distribution Agreement with the Fund. The Distribution Agreement requires the Distributor to use its best efforts, consistent with its other businesses, to sell shares of the Fund.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2024, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of September 30, 2024, the Fund had 135,332,627 total shares outstanding. Zeel & Co., on behalf of the Macatawa Bank Trust Operations Department, held 131,664 Class I shares, representing 99.99% of the Fund’s total outstanding Class I shares; Mercer Collective Trust: Mercer Emerging Markets Equity Portfolio held 110,033,423Class Y-3 shares, representing 81.39% of the Fund’s total outstanding Class Y-3 shares; and Mercer Group Trust: Mercer International Stock Fund held 15,502,803 Class Y-3 shares, representing 11.47% of the Fund’s total outstanding Class Y-3 shares.

As of September 30, 2024, the Trustees and executive officers of the Fund, both individually and as a group, did not own more than 1% of a class of the Fund.

SHAREHOLDER REPORTS

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders. In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. You may obtain free copies of the Fund’s annual and semi-annual reports by contacting the Fund directly at 1-888-887-0619 or by visiting the Trust’s website, https://www.mercer.com/en-us/solutions/investments/delegated-solutions/.

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